EXHIBIT 3.1.2

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/15/1996
   966333957 - 2392241

                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER


     EXECUTIVE HELP SOURCES, INC., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1.   The name of this corporation is EXECUTIVE HELP SOURCES, INC.

     2. Its registered office in the State of Delaware is located at 1013 Centre Road, City of Wilmington 19805-1297, County of New Castle the name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, DE 19805-1297.

     3. The date of filing of the original Certificate of Incorporation in Delaware was April 6, 1994.

     4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February 1996, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1996, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Edward F. Myers the last and acting authorized officer hereunto set his/her hand to this certificate this 1st day of November 1996.


                                             BY:  Edward F. Myers
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                               TITLE OF OFFICER:  President
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